Exhibit 23.4

Room 1401A, Tower 2, Kerry Center Qianhai, Qianhai Avenue, Nanshan District, Shenzhen, China

T:(86-755) 2155-7000 F: (86-755) 2155-7099

April 21, 2025

To:	Lucas GC Limited (the “Company”)

Room 5A01, 4th Floor

Air China Building, Xiaoyun Road

Sanyuanqiao, Chaoyang District

Beijing 100027, China

Dear Sir/Madam,

We are qualified lawyers of the People’s Republic of China (the “PRC” or “China”, for the purpose of this Consent Letter only, the PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan).

We refer to the Registration Statement on Form F-3 of the Company dated April 21, 2025, in connection with the Company’s proposed offering and the proposed listing of up to US$100,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies, of ordinary shares, par value US$0.000005 per share, preferred shares, warrants to purchase ordinary shares, debt securities, subscription rights and a combination of such securities, separately or as units, in one or more offerings on the Nasdaq Capital Market.

We hereby consent to the references of statements in our name and our opinions in relation to PRC legal matters as set out in the Registration Statement on Form F-3 filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on April 21, 2025. We also consent to the filing of this Consent Letter with the SEC as an exhibit to the Registration Statement.

This Consent Letter is rendered solely to the Company for the filing of the Registration Statement on Form F-3 and may not be used for any other purpose without our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

[Signature page to follow]

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Room 1401A, Tower 2, Kerry Center Qianhai, Qianhai Avenue, Nanshan District, Shenzhen, China

T:(86-755) 2155-7000 F: (86-755) 2155-7099

Yours faithfully,

/s/ Jingtian & Gongcheng
Jingtian & Gongcheng

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